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                                    Exhibit 1

                                                                       EXHIBIT 1

                             Joint Filing Agreement

                  In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01, of IPC Communications, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(f)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Cable Systems Holding, LLC

By:  /s/ Peter Woog                                  Date:  March 2, 2000
   -------------------------
  Name:  Peter Woog
  Title: Manager


Citicorp Venture Capital Ltd.


By:  /s/ David Y. Howe                               Date:  March 2, 2000
   -------------------------
   Name: David Y. Howe
   Title: Vice President


Citibank, N.A.


By:  /s/ Kenneth S. Cohen                            Date:  March 2, 2000
   --------------------------
   Name: Kenneth S. Cohen
   Title: Vice President and
          Assistant Secretary


Citicorp

By:  /s/ Kenneth S. Cohen                            Date:  March 2, 2000
   --------------------------
   Name:  Kenneth S. Cohen
   Title: Assistant Secretary


Citigroup Inc.


By:  /s/ Joan Caridi                                 Date:  March 2, 2000
   ---------------------------
   Name:  Joan Caridi
   Title: Assistant Secretary

Citigroup Holdings Company

By:  /s/ Kenneth S. Cohen                            Date:  March 2, 2000
   --------------------------
   Name:  Kenneth S. Cohen
   Title: Assistant Secretary



/s/ David Kirby                                      Date:  March 2, 2000
-----------------------------
Name: David Kirby

/s/ John O'Mara                                      Date:  March 2, 2000
-----------------------------
Name: John O'Mara


         End of Document